Exhibit 99.1

First Eagle Alternative Capital BDC Reports Second Quarter 2022

Financial Results and Declares a Dividend of $0.11 Per Share

BOSTON – August 9, 2022 – First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) (“First Eagle Alternative Capital BDC” or the “Company”), a direct lender to middle market companies, today announced financial results for its second fiscal quarter ended June 30, 2022. Additionally, the Company announced that its Board of Directors (the “Board”) has declared a third fiscal quarter 2022 dividend of $0.11 per share payable on September 30, 2022, to stockholders of record as of September 15, 2022.

HIGHLIGHTS

($ in millions, except per share amounts)
As of June 30, 2022
Portfolio results
Total assets	$386.1
Investment portfolio, at fair value	$366.8
Net assets	$158.7
Net asset value per share	$5.30
Weighted average yield on investments	6.8%

	Quarter ended June 30, 2022	Quarter ended June 30, 2021
Portfolio activity
Total portfolio investments made, at par	$25.9	$50.7
Total portfolio investments made, at cost	$25.5	$49.8
Number of new portfolio investments	1	12
Number of portfolio investments at end of period	71	64
Operating results
Total investment income	$6.9	$7.8
Net investment income	$2.9	$2.6
Net (decrease) increase in net assets from operations	($21.4)	$7.5
Net investment income per share	$0.10	$0.09
Dividends declared per share	$0.11	$0.10

PORTFOLIO AND INVESTMENT ACTIVITY

In the second quarter, the Company closed on one new investment of $4.6 million at par and an additional $21.3 million at par in follow-on investments, including delayed draw and revolver fundings.

Notable new investments during the second quarter at par were:

•	$4.6 million first lien senior secured term loan in Kobra International, LTD.

Notable realizations for the quarter included:

•	Repayment of a second lien term loan in Merchants Capital Access, LLC at par, which resulted in total proceeds of $2.8 million; and

•	Repayment of a first lien senior secured term loan and revolver in Aurotech, LLC, which resulted in total proceeds (including cash and amounts places in escrow) of $1.0 million; and

•	Repayments of a first lien senior secured term loan in DTI Holdco, Inc., which resulted in total proceeds of $3.9 million; and

•	Repayment of a first lien senior secured term loan in Evergreen Services Group, LLC, which resulted in total proceeds of $9.2 million; and

•	Repayment of a first lien senior secured term loan and revolver in 1-800 Hansons, LLC, which resulted in total proceeds of $3.5 million; and

•	Repayment of a first lien senior secured term loan in Own Yourself, LLC, which resulted in total proceeds of $5.9 million, including a prepayment premium of $0.2 million; and

•	Repayment of a first lien senior secured term loan in Xcel Brands, Inc.; which resulted in total proceeds of $7.2 million, including a prepayment premium of $0.3 million.

As of June 30, 2022, these transactions, coupled with changes in net unrealized depreciation on the portfolio during the quarter, bring the total fair value of First Eagle Alternative BDC’s investment portfolio to $366.8 million across 71 portfolio investments. The Company’s investment portfolio by investment type at fair value is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$295.1	80.4%
Investment in Logan JV	60.6	16.5%
Second lien debt	6.6	1.8%
Investments in funds	2.8	0.8%
Equity investments	1.7	0.5%

Total investments	$366.8	100.0%

As of June 30, 2022, the weighted average yield of the debt and income-producing securities, including the Logan JV, LLC (the “Logan JV”), in the investment portfolio at their current cost basis was 6.8 percent. As of June 30, 2022, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $33.3 million and fair value of $8.5 million, or 7.4 percent and 2.3 percent of the portfolio’s amortized cost and fair value, respectively. As of June 30, 2022, 96.6 percent of the Company’s income-producing debt investments bore interest based on floating rates, such as the London Interbank Offered Rate, or LIBOR, or the Secured Overnight Financing Rate, or SOFR, most of which may be subject to interest rate floors.

This compares to the portfolio as of December 31, 2021, which had a fair value of $392.1 million across 76 portfolio investments. First Eagle Alternative Capital BDC’s investment portfolio by investment type at fair value as of December 31, 2021 is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$299.6	76.4%
Investment in Logan JV	72.8	18.6%
Second lien debt	12.9	3.3%
Investments in funds	3.7	0.9%
Equity investments	3.1	0.8%

Total investments	$392.1	100.0%

As of December 31, 2021, the weighted average yield of the debt and income-producing securities, including the Company’s investment in Logan JV, LLC (the “Logan JV”), in the investment portfolio at their cost basis was 6.5 percent. As of December 31, 2021, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $19.7 million and fair value of $9.1 million, or 4.4 percent and 2.3 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2021, 96 percent of the Company’s income-producing debt investments bore interest based on floating rates, such as the London Interbank Offered Rate, or LIBOR, some of which may be subject to interest rate floors.

RESULTS OF OPERATIONS

Investment income

A breakdown of investment income for the three months ended June 30, 2022 and 2021 is presented below ($ in millions):

	Three months ended June 30,
	2022	2021
Interest income on debt securities
Cash interest	$5.3	$5.2
PIK interest	0.1	0.1
Prepayment premiums	0.6	0.2
Net accretion of discounts and other fees	0.3	0.4

Total interest on debt securities	6.3	5.9
Dividend income	0.3	1.6
Other income	0.3	0.3

Total investment income	$6.9	$7.8

The decrease in investment income between periods was primarily due to lower dividend income from Logan JV resulting from certain write offs and termination costs associated with the termination of Logan JV’s credit facility. The decrease in investment income was partially offset by an increase in prepayment premiums and a small increase to interest income due to an increase in interest rate benchmarks.

Expenses

A breakdown of expenses for the three months ended June 30, 2022 and 2021 is presented below ($ in millions):

	For the three months ended June 30,
	2022	2021
Expenses
Interest and fees on borrowings	$2.8	$2.9
Base management fees	1.0	1.0
Other expenses	1.0	1.0
Administrator expenses	0.2	0.2

Total expenses	5.0	5.1
Management fee waiver	(1.0)	—

Total expenses, net of fee waivers	4.0	5.1

Total expenses after taxes	$4.0	$5.1

The decrease in expenses between the three month periods was due primarily to a full waiver of the management fee during the current period compared to no waiver during the prior period.

Net investment income

Net investment income totaled $2.9 million and $2.6 million for the three months ended June 30, 2022 and 2021, respectively, or $0.10 and $0.09 per share, respectively, based upon 29,930,572 and 30,109,384 weighted average common shares outstanding, respectively.

The increase in net investment income for the three-month periods is primarily attributable to a full waiver of the management fee during the current period compared to no waiver during the prior period, partially offsetting the decreased dividend income from Logan JV.

Net realized gains and losses, net of income tax provision

For the three months ended June 30, 2022, the Company recognized a net realized loss on portfolio investments of $1.8 million in connection with the repayment of a first lien senior secured term loan and revolver in Aurotech, LLC.

For the three months ended June 30, 2021, the Company recognized a net realized loss on portfolio investments of $0.5 million, in connection with a reduction in the expected proceeds from certain escrows.

Net change in unrealized (depreciation) appreciation on investments

For the three months ended June 30, 2022 and 2021, the Company’s investment portfolio had a net change in unrealized (depreciation) appreciation of ($22.6) million and $6.2 million, respectively.

The net change in unrealized depreciation on investments was primarily the result of the performance of certain portfolio investments, including Logan JV, OEM, and Loadmaster Derrick, investments where we hold controlling interests, as well as Wheels Up, Matilda Jane, and smarTours.

Change in net assets resulting from operations

The net (decrease) increase in net assets resulting from operations totaled ($21.4) million and $7.5 million, or ($0.71) and $0.25 per share based upon 29,930,572 and 30,109,384 weighted average common shares outstanding, for the three months ended June 30, 2022 and 2021, respectively.

The change in net assets from operations between the three month periods is due primarily to significant unrealized losses recognized in the three month period ended June 30, 2022, and unrealized gains on investments in the three month period ended June 30, 2021.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2022, the Company had cash of $10.9 million.

As of June 30, 2022, the Company had $224.8 million in outstanding borrowings, which comprised $113.2 million outstanding on the revolving credit facility and $111.6 million of notes payable outstanding. As of June 30, 2022, borrowings outstanding had a weighted average interest rate of 4.52 percent. For the six months ended June 30 2022, the Company borrowed $35.1 million and repaid $36.0 million under the revolving credit facility.

For the six months ended June 30, 2022, the Company’s operating activities provided cash of $1.9 million primarily in connection with the purchase and repayments of portfolio investments. Financing activities used $0.9 million for net repayments on the credit facility, $6.0 million for distributions to stockholders, $0.9 million for the payment of financing costs, and $0.7 million for the repurchase of common stock.

For the six months ended June 30, 2021, the Company’s operating activities used cash of $34.7 million, primarily in connection with the purchase and repayments of portfolio investments. Financing activities provided $37.3 million from net borrowings on the credit facility and used $6.0 million for distributions to stockholders and $1.9 million for the payment of financing costs. Additionally, the Company borrowed $69.0 million as part of our issuance of the 2026 notes, and used the proceeds from the 2026 notes issuance to redeem our outstanding 2022 notes for $60.0 million, with the remainder of the proceeds partially repaying the credit facility.

RECENT DEVELOPMENTS

From July 1, 2022 through August 9, 2022, First Eagle Alternative Credit BDC made new and follow-on investments, including revolver and delayed draw fundings, totaling $14.0 million at a combined weighted average yield based upon cost at time of investment of 8.7%.

On July 5, 2022, Logan JV made a distribution of $13.5 million to its members as a return of capital. First Eagle Alternative Capital BDC received $10.8 million in relation to this return of capital on its investment in Logan JV. On July 31, 2022, Logan JV made an additional distribution of $2.5 million to it members as a return of capital. First Eagle Alternative Capital BDC received $2.0 million in relation to this return on capital on its investment in Logan JV.

On August 5, 2022, the Board declared a dividend of $0.11 per share payable on September 30, 2022 to stockholders of record at the close of business on September 15, 2022.

On August 5, 2022, the Advisor irrevocably waived the full base management fee earned for the three month period ended June 30, 2022.

CONFERENCE CALL

First Eagle Alternative Capital BDC will host a conference call to discuss these results and its business outlook on August 10, 2022, at 9:30 a.m. Eastern Time.

For those wishing to participate by telephone, please register on its website at www.FEACBDC.com. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.FEACBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through August 10, 2023 through the Company’s website.

AVAILABLE INFORMATION

First Eagle Alternative Capital BDC’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.FEACBDC.com.

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	June 30, 2022 (unaudited)	December 31, 2021
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $298,127 and $297,497, respectively)	$285,318	$294,807
Controlled investments (cost of $153,589 and $149,664, respectively)	81,467	97,272
Non-controlled, affiliated investments (cost of $1 and $1, respectively)	—	—
Cash	10,927	16,276
Escrows and other receivables	1,691	1,566
Interest, dividends, and fees receivable	1,342	3,265
Deferred tax assets	2,420	2,261
Deferred financing costs	2,157	1,496
Prepaid expenses and other assets	730	769
Due from affiliate	57	49

Total assets	$386,109	$417,761

Liabilities:
Loans payable	$113,200	$114,100
Notes payable ($111,600 and $111,600 face amounts, respectively, reported net of deferred financing costs of $2,521 and $2,807, respectively)	109,080	108,793
Accrued expenses and other liabilities	1,004	1,033
Deferred tax liability	1,233	1,556
Base management fees payable	—	1,063
Due to affiliate	2,150	116
Accrued interest and fees	319	276
Accrued administrator expenses	393	118

Total liabilities	$227,379	$227,055

Commitments and contingencies
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 29,922 and 30,076 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	30	30
Paid-in capital in excess of par	417,547	418,227
Accumulated deficit	(258,847)	(227,551)

Total net assets	$158,730	$190,706

Total liabilities and net assets	$386,109	$417,761

Net asset value per share attributable to First Eagle Alternative Capital BDC, Inc.	$5.30	$6.34

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Investment Income:
From non-controlled, non-affiliated investments:
Cash interest income	$6,058	$5,502	$11,279	$10,615
PIK interest income	55	125	108	248
Other income	263	266	485	421
From non-controlled, affiliated investments:
Other income	8	41	16	82
From controlled investments:
Cash interest income	202	200	402	388
Dividend income	320	1,649	2,000	3,217

Total investment income	6,906	7,783	14,290	14,971
Expenses:
Interest and fees on borrowings	2,519	2,666	4,894	5,032
Base management fees	1,043	963	2,072	1,842
Administrator expenses	237	224	533	445
Other general and administrative expenses	324	411	608	709
Amortization of deferred financing costs	277	271	563	679
Professional fees	464	412	859	829
Directors’ fees	176	169	345	337

Total expenses	5,040	5,116	9,874	9,873
Management fee waiver	(1,043)	—	(1,443)	(879)

Total expenses, net of fee waivers	3,997	5,116	8,431	8,994
Income tax provision, excise and other taxes	25	26	50	52

Net investment income	2,884	2,641	5,809	5,925
Realized Loss and Change in Unrealized (Depreciation) Appreciation on Investments:
Net realized loss on investments:
Non-controlled, non-affiliated investments	(1,786)	(447)	(1,742)	(3,591)
Extinguishment of debt	—	(543)	—	(543)

Net realized loss on investments	(1,786)	(990)	(1,742)	(4,134)

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	(5,813)	3,874	(10,121)	9,469
Controlled investments	(16,818)	2,321	(19,729)	6,407

Net change in unrealized (depreciation) appreciation on investments	(22,631)	6,195	(29,850)	15,876

Net realized and unrealized (loss) gain from investments	(24,417)	5,205	(31,592)	11,742
Benefit of (provision for) taxes on unrealized loss/gain on investments	182	(318)	482	(650)

Net (decrease) increase in net assets resulting from operations	$(21,351)	$7,528	$(25,301)	$17,017

Net investment income per common share:
Basic and diluted	$0.10	$0.09	$0.19	$0.20
Net (decrease) increase in net assets resulting from operations per common share:
Basic and diluted	$(0.71)	$0.25	$(0.84)	$0.57
Weighted average shares of common stock outstanding:
Basic and diluted	29,931	30,109	29,971	30,109

About First Eagle Alternative Capital BDC, Inc.

First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) is a closed-end management investment company that has elected to be treated as a business development company under the 1940 Act. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender to middle market companies and invests primarily in directly originated first lien senior secured loans, including unitranche investments. In certain instances, the Company also makes second lien secured loans and subordinated or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by First Eagle Alternative Credit, LLC (the “Advisor” or the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.feac.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. These statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” ”should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include but are not limited to, projected financial performance, expected development of the business, anticipated share repurchases or lack thereof, plans and expectations about future investments, plans and expectations concerning future offerings by the Company, including any tender offers, anticipated dividends and the future liquidity of the company. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the risk factors described from time to time in filings by the Company with the Securities and Exchange Commission (the “SEC”). Such factors include: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the impact of COVID-19 and the availability of effective vaccines, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of our investment adviser; the impact of increased competition; the impact of future acquisitions and divestitures; the unfavorable resolution of legal proceedings; our business prospects and the prospects of our portfolio companies; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or the Advisor; the ability of the Advisor to identify suitable investments for us and to monitor and administer our investments; our contractual arrangements and relationships with third parties; any future financings by us; the ability of the Advisor to attract and retain highly talented professionals; fluctuations in foreign currency exchange rates; the impact of changes to tax legislation and, generally, our tax position; our ability to exit a control investment in a timely manner; and the ability to fund Logan JV’s unfunded commitments to the extent approved by each member of the Logan JV investment committee.

The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Additional Information and Where to Find It

This press release is for informational purposes only, is not a recommendation to buy or sell any securities of First Eagle Alternative Capital BDC, Inc., and does not constitute an offer to buy or the solicitation to sell any securities of First Eagle Alternative Capital BDC, Inc.

Investor Contact:

First Eagle Alternative Credit, LLC

Leigh Crosby

(617) 790-6060

Leigh.Crosby@firsteagle.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Charlyn Lusk

(646) 502-3549

clusk@stantonprm.com